SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
SunAmerica Focused Alpha Large-Cap Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☑	No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies: N/A

2)	Aggregate number of securities to which transaction applies: N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

4)	Proposed maximum aggregate value of transaction: N/A

5)	Total fee paid: N/A

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed: N/A

SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311
July 10, 2006
Dear Shareholder:
          Enclosed is a proxy statement (the “Proxy Statement”) asking you to vote in favor of a proposal to approve a new subadvisory agreement among SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”), AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”).
          Merrill Lynch & Co., Inc. (“Merrill Lynch”) and BlackRock, Inc. (“BlackRock”) have agreed to a transaction (the “Transaction”) to combine Merrill Lynch’s investment management business, operated by Merrill Lynch Investment Managers, L.P., and certain affiliates, including Mercury Advisors (“Mercury”), a subadviser to the Fund, with BlackRock to form a new asset management company. The Transaction, when it is consummated, will cause the Fund’s subadvisory agreement with Mercury to terminate. In order for the management of the Fund to continue uninterrupted after the Transaction, shareholders of the Fund are being asked to approve a new subadvisory agreement.
          A special meeting (the “Meeting”) is being held on Tuesday, August 15, 2006 at 10:00 a.m., at the offices of AIG SunAmerica, Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992 for the shareholders of the Fund to consider this proposal and to transact any other business that may properly come before the Meeting.
          This Proxy Statement contains detailed information about the proposal, and we recommend that you read it carefully. We have attached a “Questions and Answers” section that we hope will assist you in evaluating the proposal.
          We appreciate your cooperation and continued support.

Sincerely,

Vincent Marra
President
SunAmerica Focused Alpha
Large-Cap Fund, Inc.

Proxy cards for the Fund are enclosed along with the Proxy Statement. Please vote your shares today by signing and returning the enclosed proxy card in the postage prepaid envelope provided. The Board of Directors of the Fund recommends that you vote “FOR” the proposal.

QUESTIONS AND ANSWERS
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
PROXY STATEMENT Special Meeting of Shareholders August 15, 2006
VOTING INFORMATION
PROPOSAL 1: APPROVAL OF THE NEW SUBADVISORY AGREEMENT
ADDITIONAL INFORMATION
EXHIBIT INDEX
Exhibit A
Exhibit B
Exhibit C

QUESTIONS AND ANSWERS
Q:                  WHAT IS THE PURPOSE OF THIS PROXY SOLICITATION?

A:	The purpose of this proxy solicitation is to ask you to vote to approve a new subadvisory agreement (the “New Subadvisory Agreement”) among the SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”), AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”), and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”). A portion of the Fund is currently managed by Mercury Advisors (“Mercury”). Merrill Lynch & Co., Inc. (“Merrill Lynch”), the parent of Mercury, and BlackRock, Inc. (“BlackRock”) have agreed to a transaction (the “Transaction”) to combine Merrill Lynch’s investment management business operated by Merrill Lynch Investment Managers, L.P. and certain affiliates including Mercury, with BlackRock to form a new asset management company. The Transaction, when it is consummated, will cause the Fund’s subadvisory agreement with Mercury to terminate. In order to ensure the uninterrupted provision of subadvisory services to the Fund, shareholders are being asked to approve the New Subadvisory Agreement.
Q:                  WHO IS ASKING FOR MY VOTE?

A:	The Board of Directors (the “Board”) of the Fund has requested your vote at a special meeting of shareholders to be held on Tuesday, August 15, 2006 at 10:00 a.m. at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311.
Q.                  WHY AM I BEING ASKED TO VOTE ON A NEW SUBADVISORY AGREEMENT?

A:	The Transaction, when it is consummated, will cause the Fund’s subadvisory agreement among the Fund, AIG SunAmerica and Mercury (the “Current Subadvisory Agreement”) to terminate. As required by the Investment Company Act of 1940, as amended (the “1940 Act”), the Current Subadvisory Agreement provides for automatic termination upon its “assignment.” Under the 1940 Act, a change in control of a subadviser constitutes an “assignment.” The consummation of the Transaction will constitute a change in control of Mercury and result in the assignment and therefore the termination, of the Current Subadvisory Agreement. Please note that the Fund’s subadvisory agreement among the Fund, AIG SunAmerica and Marsico Capital Management, LLC will not be affected by the Transaction.

Q:	HOW DOES THE PROPOSED NEW SUBADVISORY AGREEMENT DIFFER FROM THE CURRENT SUBADVISORY AGREEMENT?

A:	Other than the identity of the subadviser and the effective and termination dates, the Fund’s New Subadvisory Agreement is substantially the same in all material respects to the Current Subadvisory Agreement.

Q:	WILL THE TOTAL FEES PAYABLE UNDER THE CURRENT SUBADVISORY AGREEMENT INCREASE?

A:	No. The total fees payable under the New Subadvisory Agreement will be no higher than the fees under the Current Subadvisory Agreement.

Q:                  HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL?

A:	The affirmative vote of a majority, as defined by the 1940 Act, of the outstanding voting shares of the Fund cast in person or by proxy and entitled to vote thereon at the special meeting at which a quorum is present is necessary for the approval of a new subadvisory agreement. This majority is defined by the 1940 Act as the lesser of (i) 67% or more of the voting shares of the Fund present at the Meeting, provided that holders of more than 50% of the Fund’s outstanding voting shares are present or represented by proxy, or (ii) more than 50% of the Fund’s outstanding voting shares.
Q:                  HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	The Board of the Fund recommends that shareholders vote “FOR” the approval of the New Subadvisory Agreement.

Q:	IS THE FUND PAYING FOR PREPARATION, PRINTING, AND MAILING OF THIS PROXY?

A:	No. All costs will be borne by Merrill Lynch whether or not the proposal is successful.
Q:                  HOW CAN I VOTE MY SHARES?

A:	Please choose one of the following options to vote your shares:

•	By mail, with the enclosed proxy card;
•	By touch-tone telephone, with a toll-free call to the telephone number that appears on your proxy card;
•	Through the Internet, by using the Internet address located on your proxy card and following the instructions on the site; or
•	In person at the Meeting.

THE ATTACHED PROXY STATEMENT CONTAINS MORE DETAILED INFORMATION ABOUT THE PROPOSAL. PLEASE READ IT CAREFULLY.

SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
August 15, 2006

TO THE SHAREHOLDERS:
          A special meeting (the “Meeting”) of shareholders of SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”) will be held at Harborside Financial Center, 3200 Plaza 5, 33rd Floor, Jersey City, New Jersey, on Tuesday, August 15, 2006, at 10:00 a.m. for the following purposes:
          Matter to be voted upon by Shareholders of the Fund:

(1)	To approve a new subadvisory agreement among the Fund, AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”); and

(2)	To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.
          You are entitled to vote at the Meeting, and at any postponements or adjournments thereof, of the Fund if you owned shares at the close of business on June 15, 2006. Please execute and return promptly in the enclosed envelope the accompanying proxy card for the Fund. Returning your proxy promptly is important to ensure a quorum at the meeting and to save the expense of further mailings. You may revoke your proxy at any time before it is exercised by (i) the subsequent execution and submission of a revised proxy, (ii) giving a written notice of revocation to the Fund, or (iii) voting in person at the Meeting.
          This notice and related proxy materials are first being mailed to shareholders of the Fund on or about July 11, 2006.

By Order of the Fund’s Board,

Gregory N. Bressler
Secretary
SunAmerica Focused Alpha
Large-Cap Fund, Inc.

YOUR VOTE IS IMPORTANT
NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you sign, date and return the proxy card, but give no voting instructions, your shares will be voted “FOR” approval of the Fund’s new subadvisory agreement. In order to avoid additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your proxy card promptly.

SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.
Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311

PROXY STATEMENT
Special Meeting of Shareholders
August 15, 2006

          This proxy statement (“Proxy Statement”) is being furnished to shareholders of SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”) in connection with the solicitation by its Board of Directors (the “Board” or the “Directors”) of proxies to be used at the special meeting (the “Meeting”) of shareholders to be held on Tuesday, August 15, 2006 at 10:00 a.m., at Harborside Financial Center, 3200 Plaza 5, 33rd Floor, Jersey City, New Jersey 07311, or at any postponement or adjournment thereof. This Proxy Statement will first be mailed to Shareholders on or about July 11, 2006.
          The Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), and is organized as a Maryland corporation. The Fund’s shares of common stock are referred to as “Shares” and the holders of the Shares as “Shareholders.”
          AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”) serves as the investment adviser and administrator to the Fund.
          The principal business office and address of AIG SunAmerica is Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. AIG SunAmerica was organized as a Delaware corporation in 1982. As of May 31, 2006, AIG SunAmerica had approximately $48.6 billion of assets under management and/or administration.
          AIG SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. (“AIG”). AIG is a holding company which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad.
          The Meeting is being held to consider and vote on the following matters, as indicated below and described more fully herein:
          Matter to be voted upon by Shareholders of the Fund:

(1)	To approve a new subadvisory agreement among the Fund, AIG SunAmerica and BlackRock Advisors, Inc. or its successor (“BlackRock Advisors”); and

(2)	To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

VOTING INFORMATION
          Shareholders of record of the Fund at the close of business on June 15, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. The number of Shares of the Fund that were issued and outstanding as of the Record Date is set forth in Exhibit A of this Proxy Statement.
          Based upon the Fund’s review of filings made pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, to the Fund’s knowledge no person beneficially owned more than 5% of the Fund’s shares as of June 15, 2006. To the knowledge of the Fund’s management, the Officers and the Directors of the Fund, as a group, owned less than 1% of the outstanding Shares of the Fund as of June 15, 2006.
          Quorum. A quorum for the transaction of business at the Meeting is constituted with respect to the Fund by the presence in person or by proxy of holders of one third of the Shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum at the Meeting, abstentions and broker non-votes (that is, Shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority) will be counted as Shares present for purposes of determining whether a quorum is present.
          Required Vote. Assuming a quorum is present, the affirmative vote of a majority of the outstanding voting securities of the Fund is needed to approve the New Subadvisory Agreement. For purposes of the approval of the New Subadvisory Agreement, both abstentions and broker non-votes will not be counted as votes cast, but will have the same effect as a vote against the approval of the New Subadvisory Agreement. Brokers who hold Shares in street name for the beneficial owners or other persons entitled to vote will not have voting authority with respect to shares for which no instructions have been received in connection with the New Subadvisory Agreement.
          A vote of a “majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund that are present at a meeting called for the purpose of voting on such approval or represented by proxy if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.
          In the event that a quorum is not present at the Meeting for the Fund, or if a quorum is present at the Meeting but sufficient votes to approve the proposal for the Fund are not received, the persons named as proxy holders may propose one or more adjournments of the Meeting for the Fund to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting, whether in person or by proxy. In such a case, the persons named as proxy holders will vote those proxies which they are entitled to vote in favor of the proposal “FOR” the adjournment as to that proposal, and will vote those proxies required to be voted against the proposal “AGAINST” the adjournment as to that proposal.
          The individuals named as proxy holders on the enclosed proxy card will vote in accordance with your direction as indicated thereon, if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. With respect to the Fund, if you give no voting instructions, your Shares will be voted “FOR” the approval of the new subadvisory agreement. If applicable, shares held by AIG SunAmerica and certain affiliates thereof will be voted “FOR” the new subadvisory agreement.
          Any person giving a proxy has the power to revoke it at any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Fund’s Secretary (the “Secretary”) at AIG SunAmerica Asset Management Corp., Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. To be effective, such revocation must be received by the Secretary prior to the Meeting and must indicate your name and account number. In addition, although mere attendance at the Meeting will not revoke a proxy, a Shareholder present at the Meeting may withdraw his or her proxy by voting in person.
          The Fund will furnish, without charge, a copy of the Fund’s annual report for the fiscal year ended December 31, 2005 to a Shareholder upon request. To request a copy, please write the Fund c/o AIG SunAmerica at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311, or call the Fund at 1-800-858-8850.
PROPOSAL 1: APPROVAL OF THE NEW SUBADVISORY AGREEMENT
          At the Meeting, you will be asked to approve a new subadvisory agreement among the Fund, AIG SunAmerica and BlackRock Advisors (the “New Subadvisory Agreement”).
          Pursuant to the Investment Advisory and Management Agreement between the Fund and AIG SunAmerica (the “Advisory Agreement”), AIG SunAmerica serves as the investment adviser to the Fund. The Fund pays AIG SunAmerica a monthly fee at the annual rate of 1.00% of the average daily total assets of the Fund. AIG SunAmerica oversees certain aspects of the business and affairs of the Fund, and selects, contracts with and compensates the subadvisers to manage the Fund’s assets. AIG SunAmerica monitors the compliance of the subadvisers with the investment objective and related policies of the Fund, reviews the performance of the subadvisers, and reports periodically on such performance to the Board. Pursuant to a subadvisory agreement among the Fund, AIG SunAmerica and Mercury Advisors (“Mercury”) (the “Current Subadvisory Agreement”), AIG SunAmerica engaged Mercury to manage the investment and reinvestment of assets of the large-cap value portion of the Fund.
          The Board is proposing the New Subadvisory Agreement for the Fund because the Current Subadvisory Agreement will terminate upon completion of a transaction between Merrill Lynch & Co. (“Merrill Lynch”), the parent of Mercury, and BlackRock, Inc. (the “Transaction”). The Transaction will combine Merrill Lynch’s investment management business, operated by Merrill Lynch Investment Managers, L.P. and certain affiliates, including Mercury, with BlackRock to form a new asset management company. As required by the 1940 Act, the Current Subadvisory Agreement provides for automatic termination upon its “assignment.” Under the 1940 Act, a change in control of the subadviser constitutes an “assignment.” The completion of the Transaction will result in the assignment of the Current Subadvisory Agreement, and its automatic termination. Therefore, Shareholders are being asked to approve the New Subadvisory Agreement for the Fund. The New Subadvisory Agreement would only be effective upon the consummation of the Transaction. If the Transaction is never completed, the New Subadvisory Agreement would not go into effect and the Current Subadvisory Agreement would continue in effect.

          At an in-person meeting held on May 22, 2006, the Board approved the New Subadvisory Agreement. A copy of the form of the New Subadvisory Agreement is attached as Exhibit B to this Proxy Statement. The Board unanimously recommends that Shareholders vote to approve the New Subadvisory Agreement.
Description of the Transaction
          On February 15, 2006, Merrill Lynch entered into a definitive agreement (the “Transaction Agreement”) with Blackrock to combine Merrill Lynch’s investment management business, operated by Merrill Lynch Investment Managers, L.P. (“MLIM”) and certain affiliates, including Mercury with BlackRock to form a new asset management company (“New BlackRock”) that will be one of the world’s largest asset management firms with approximately $1 trillion in assets under management based on pro forma combined assets as of December 31, 2005. Merrill Lynch is expected to own up to a 49.8% economic interest (which includes up to 45% voting interest) in BlackRock.
          The closing of the Transaction is currently expected to occur in the third quarter of 2006 and is subject, among other things, to approval by shareholders of BlackRock, approval of the proposed new investment advisory arrangements by a sufficient number of funds and client accounts managed by MLIM and certain affiliates such that annualized revenues generated from such arrangements are maintained at a level at least equal to 75% of such annualized revenues measured as of December 31, 2005, receipt of certain domestic and international regulatory approvals (including expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and other customary closing conditions.
          It is anticipated that following the closing of the Transaction, any Merrill Lynch advisers being transferred to BlackRock in the Transaction will operate under the BlackRock name.
Terms of the Current Subadvisory Agreement
          The date of the Current Subadvisory Agreement is December 22, 2005. The Board, including a majority of the independent directors, initially approved the Current Subadvisory Agreement on September 26, 2005. The Current Subadvisory Agreement was initially approved by Shareholders on December 5, 2005. Under the Current Subadvisory Agreement, AIG SunAmerica pays Mercury a subadvisory fee at the annual rate of 0.40% of the Fund’s average daily total assets the Subadviser manages for the Fund.
          For the Fund’s most recent fiscal year ended December 31, 2005, AIG SunAmerica received $20,181 in investment advisory fees of which $4,034 was paid to Mercury in subadvisory fees for rendering subadvisory services to the Fund under the Current Subadvisory Agreement and of which AIG SunAmerica retained $12,113. During the same period, no commissions on portfolio transactions were paid to any affiliated brokers.

Information about BlackRock Advisors
          BlackRock Advisors, located at 100 Bellevue Parkway, Wilmington, Delaware 19809, and BlackRock Financial Management, Inc., located at 40 East 52nd Street, New York, New York 10022, are wholly-owned subsidiaries of BlackRock, Inc., which is one of the largest publicly traded investment management firms in the United States with approximately $463.1 billion of assets under management as of March 31, 2006. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products, including BlackRock FundsSM and BlackRock Liquidity FundsSM. In addition, BlackRock provides risk management and investment system services to institutional investors under the BlackRock Solutions® name. BlackRock is a member of The PNC Financial Services Group, Inc. (“PNC”), one of the largest diversified financial services organizations in the United States, and currently is majority owned by PNC and BlackRock employees. BlackRock currently intends to convert BlackRock Advisors to a Delaware limited liability company, which would have no effect on the nature and quality of investment management services that BlackRock Advisers would provide.
          The name and principal occupation of the directors and principal executive officers of BlackRock Advisors are set forth below. The principal address of each individual as it relates to his or her duties at BlackRock Advisors is the same as that of BlackRock Advisors.
BlackRock Advisors

Name	Position

Laurence D. Fink	Chief Executive Officer

Ralph L. Schlosstein	President and Director

Robert S. Kapito	Vice Chairman and Director

Robert P. Connolly	General Counsel, Secretary and Managing Director

Henry Gabbay	Managing Director, Chief Administrative Officer, Portfolio Compliance

Bartholomew A. Battista	Managing Director and Chief Compliance Officer

Laurence J. Carolan	Managing Director and Director

Kevin M. Klingert	Managing Director and Director

John P. Moran	Managing Director, Treasurer and Director

Steven E. Buller	Chief Financial Officer
          BlackRock Advisors provides investment advisory services to certain other funds that may have investment objectives and policies similar to those of the Fund. The table set forth in Exhibit C lists other mutual funds advised by BlackRock Advisors, the net assets of those funds, and the management fees BlackRock Advisors received from those funds during the fiscal years ended on the dates noted.

Terms of the New Subadvisory Agreement
          The material terms of the New Subadvisory Agreement are substantially similar to the Current Subadvisory Agreement, except for: (i) the effective and termination dates; (ii) the identity of the Fund’s subadviser; and (iii) certain other nonmaterial changes. BlackRock Advisors will provide the same level of subadvisory services to the Fund as provided under the Current Subadvisory Agreement.
          Under the specific terms of the New Subadvisory Agreement, BlackRock Advisors would be responsible, subject to oversight by AIG SunAmerica as the Fund’s investment adviser, and by the Board of the Fund, for managing the investment and reinvestment of a portion of the Fund’s assets in a manner consistent with the Fund’s investment objectives, policies and restrictions, and applicable federal and state law. As such, BlackRock Advisors would make decisions with respect to all purchases and sales of securities and other transactions involving securities and other investment assets for the portion of the Fund’s assets it is allocated. To carry out such decisions, BlackRock Advisors would have full discretion and be authorized to place orders and issue instructions with respect to those transactions for the Fund. BlackRock Advisors would not, however, be responsible for voting proxies or participating in class actions and/or other legal proceedings on behalf of the Fund, but would provide such assistance as is reasonably requested by AIG SunAmerica.
          The terms of the New Subadvisory Agreement further specify that BlackRock Advisors would maintain all books and records with respect to the Fund’s securities transactions required to be maintained by it under the 1940 Act and the rules thereunder and deliver to AIG SunAmerica and the Board such periodic and special reports as AIG SunAmerica or the Board may reasonably request. The New Subadvisory Agreement provides that BlackRock Advisors would not be liable to AIG SunAmerica, the Fund or Shareholders for any act or omission in the course of, or connected with, its services or for any losses that may be sustained in the purchase, holding or sale of any security, except a loss resulting from willful misfeasance, bad faith, or gross negligence, by BlackRock Advisors in the performance of its duties under the New Subadvisory Agreement, or reckless disregard of its obligations or duties under the New Subadvisory Agreement. Furthermore, the New Subadvisory Agreement also contains a provision that would apportion liability between the Fund and AIG SunAmerica for claims that the Fund’s underwriters might seek to bring against BlackRock Advisors under the “Purchase Agreement,” as that term was defined in the Fund’s prospectus.
          The specific terms of the New Subadvisory Agreement as discussed above, are also included in the Current Subadvisory Agreement in substantially the same form.
          For providing ongoing services under the New Subadvisory Agreement, BlackRock Advisors would be entitled to receive ongoing subadvisory fees at the annual rate of 0.40% of the Fund’s average daily total assets the Subadviser would manage. The proposed subadvisory fees under the New Subadvisory Agreement are the same as those under the Current Subadvisory Agreement. AIG SunAmerica, and not the Fund, would be solely responsible for paying these fees.
          If approved by Shareholders, the New Subadvisory Agreement would continue in effect for two years (unless terminated earlier) from the date of execution, and would thereafter continue from year to year, provided that the continuance of the New Subadvisory Agreement is approved annually by the Board including a majority of the Directors that are not interested persons of the Fund (the “Disinterested Directors”), or by a vote of a majority of the outstanding voting securities of the Fund. The New Subadvisory Agreement may be terminated at any time without penalty by vote of the Board, vote of a majority of the Fund’s outstanding voting securities, or by AIG SunAmerica or BlackRock Advisors upon 60 days’ written notice to the other party. Consistent with the federal securities laws, the New Subadvisory Agreement also would terminate upon any “assignment” (as defined in the 1940 Act). If Shareholders fail to approve the New Subadvisory Agreement, the Board will consider what further action is appropriate.
Board Consideration and Approval of the New Subadvisory Agreement
          At a meeting held on May 22, 2006, the Board, including the Disinterested Directors, unanimously approved the New Subadvisory Agreement.
          In accordance with Section 15(c) of the 1940 Act, the Board received materials for its consideration of the following: (1) the nature, extent and quality of services to be provided by BlackRock Advisors; (2) the costs of services to be provided and benefits realized by BlackRock Advisors, including a comparison of subadvisory fees with those paid with respect to other closed-end funds; (3) the terms of the New Subadvisory Agreement; (4) economies of scale; and (5) BlackRock Advisors’ new overall organization, including the management personnel and operations. One factor not considered by the Board was the investment performance of BlackRock Advisors. The investment personnel that would be responsible for the daily management of the Fund’s assets allocated to BlackRock Advisors are expected to be the same individuals who are currently responsible for the daily management of the Fund’s assets by Mercury. Therefore, the Board considered the investment performance of the portfolio management team at Mercury who are currently responsible for managing a portion of the Fund’s assets. Experienced counsel that is independent of AIG SunAmerica provided guidance to the Disinterested Directors. These factors, as described in more detail below were considered by the Board.
                  A.      Nature, Extent and Quality of Services
          The Board, including the Disinterested Directors, considered the nature, quality and extent of services to be provided by BlackRock Advisors. In making its evaluation, the Board considered that BlackRock Advisors would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities will be purchased or sold by the Fund.
          The Board reviewed the details of the Transaction in order to evaluate BlackRock Advisors’ structure, size, visibility and resources to attract and retain highly qualified investment professionals. The Board considered that the Transaction will result in BlackRock Advisors being able to provide better asset management services by enjoying benefits of a larger organization including, among other things, assets under management and number of employees and increased access to state of the art technology and risk management analytic tools, including the investment tools, outsourcing and advisory services to institutional investors provided under the BlackRock Solutions brand name.

          Given that the Fund is a multi-managed fund, the Board also considered how BlackRock Advisors’ style would fit with and complement the other subadviser to the Fund, Marsico Capital Management, LLC (“Marsico”). With respect to administrative services to be provided by BlackRock Advisors, the Board considered that it would provide general assistance in marketing and has developed internal procedures for monitoring compliance with investment objectives, policies and restrictions of the Fund as set forth in the Fund’s prospectus.
          The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by BlackRock Advisors and that there was a reasonable basis on which to conclude that the Transaction would likely increase the capability of the portfolio management team to provide the high quality of investment management services expected by the Board and currently provided by Mercury.

B.	The Amount and Structure of the Subadvisory Fees
          The Board, including the Disinterested Directors, received and reviewed information regarding the subadvisory fees and considered any indirect costs to the Fund and benefits realized by BlackRock Advisors by providing such subadvisory services.
          To assist in analyzing the reasonableness of the fees, the Board received reports prepared independently by Lipper, Inc. (“Lipper”), comparing subadvisory fees paid out by AIG SunAmerica, respectively, to subadvisory fees with respect to other closed-end funds. The Board also considered that the fee rate was the same as the subadvisory fee rate under the Current Subadvisory Agreement.
          The Board also considered that the subadvisory fee rate was negotiated at arms length based on the consideration of a variety of factors, including: the value of the services provided, the competitive environment in which the Fund is marketed: the investment characteristics of the Fund relative to other similar funds in its category as tracked by Lipper; and fees charged with respect to comparable funds.
          In considering the subadvisory fees, the Board, including the Disinterested Directors, considered that the Fund pays a fee to AIG SunAmerica pursuant to the Advisory Agreement, and that, in turn, AIG SunAmerica rather than the Fund would pay the subadvisory fee to BlackRock Advisors. Therefore, the Board considered the amount retained by AIG SunAmerica and the fee paid to BlackRock Advisors with respect to the different services provided.
          On the basis of the information considered, the Board was satisfied that the advisory and subadvisory fees were fair in light of the usual and customary charges made for services of similar nature and quality.

C.	Terms of the Subadvisory Agreement
          The Board, including the Disinterested Directors, received a draft of the proposed New Subadvisory Agreement. The Board considered that the terms of the New Subadvisory Agreement are substantially the same in all material respects as the Current Subadvisory Agreement and that the only differences were: (i) the effective and termination dates; (ii) the identity of the Fund’s subadviser; and (iii) certain other nonmaterial changes.
          Specifically, the Board considered that the New Subadvisory Agreement would continue in effect for a period of two years from the date of execution, unless terminated sooner. The Board further considered that the New Subadvisory Agrement may be renewed from year to year, so long as their continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act and that the New Subadvisory Agreement provides that it will terminate in the event of an assignment (as defined in the 1940 Act) or upon termination of the Advisory Agreement.
          The Board further considered that under the terms of the New Subadvisory Agreement, BlackRock Advisors would not be liable to the Fund, or its shareholders, for any act or omission or for any losses sustained by the Fund, or its shareholders, except in the case of willful misfeasance, bad faith, gross negligence and reckless disregard of obligations or duties. The Board considered that the New Subadvisory Agreement contained a provision that would apportion liability between the Fund and AIG SunAmerica for claims that the underwriters might seek to bring against Blackrock Advisors under the Purchase Agreement. The Board also considered that the New Subadvisory Agreement provides that Blackrock Advisors will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations.

D.	Economies of Scale
          The Board, including the Disinterested Directors, considered whether the shareholders would benefit from economies of scale and whether there is a potential for future realization of economies of scale with respect to the Fund.

E.	Compliance
          The Board, including the Disinterested Directors, considered BlackRock Advisors’ Code of Ethics, as well as its compliance and regulatory history, including information concerning its involvement in any regulatory actions or investigations. In addition, the Board considered the manner in which the transaction would likely benefit BlackRock Advisors’ compliance staff by increasing resources available to it in performing its duties.

F.	Investment Performance
          The Board, including the Disinterested Directors, received information regarding the investment performance of Mercury. Furthermore, the Board received a memorandum from Mercury which stated that Robert C. Doll, the lead portfolio manager for the portion of assets managed by Mercury, and his portfolio management team, will continue to manage the Fund’s assets to be allocated pursuant to the New Subadvisory Agreement upon consummation of the Transaction. Based on this information, the Board considered that the quality of investment management services which Mercury currently provides the Fund will be the same or better as the result of the Transaction as the current portfolio management ream will have increased access to risk management and investment analytical tools that are beneficial to providing asset management services.
ADDITIONAL INFORMATION
Expenses and Methods of Proxy Solicitation
          The expenses of preparation, printing and mailing of the enclosed forms of proxy, the accompanying notice and this Proxy Statement will not be borne by the Fund and will be borne wholly by Merrill Lynch whether or not the proposal is successful.
          In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. AIG SunAmerica has retained Georgeson Shareholder, a proxy solicitation firm, to assist in the solicitation of proxies at an aggregate cost of approximately $3,500 for the Fund, all of which will be paid by Merrill Lynch.
Shareholder Proposals
          The Fund is required to hold an annual meeting of shareholders. The Fund held its 2006 Annual Meeting on April 19, 2006. Shareholders of the Fund who wish to submit proposals for the nomination of individuals for election to the Board and other business to be considered at the such Fund’s 2007 Annual Meeting of Shareholders should send such proposals to the Secretary of the Fund at AIG SunAmerica Asset Management Corp., Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. In order to be considered at the next annual meeting, shareholder proposals must be received by the Fund by no later than November 13, 2006.
          Shareholder proposals that are submitted in a timely manner will not necessarily be included in a Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.
Administrator
          AIG SunAmerica also serves as administrator to the Fund. Under the Administrative Services Agreement, AIG SunAmerica is responsible for performing administrative services in connection with the operations of the Fund, subject to the supervision of the Fund’s Board. AIG SunAmerica provides the Fund with regulatory reporting, all necessary office space, equipment, personnel and facilities for handling the affairs of the Fund. AIG SunAmerica’s administrative services include recordkeeping, supervising the activities of the Fund’s custodian and transfer agent, providing assistance in connection with the board and shareholder meetings and other administrative services necessary to conduct the Fund’s affairs. As consideration for its services, AIG SunAmerica is entitled to receive a monthly fee at the annual rate of .04% of the Fund’s average daily total assets. For the fiscal year ended December 31, 2005, the Fund paid administration fees to AIG SunAmerica equal to $807.
OTHER BUSINESS
          The Board of the Fund knows of no business that will be presented for consideration at the Meeting other than as set forth above. If any other matter is properly presented, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their discretion.

By Order of the Fund’s Board,

Gregory N. Bressler
Secretary
SunAmerica Focused Alpha
Large-Cap Fund, Inc.
July 10, 2006

EXHIBIT INDEX

Exhibit A - Shares Issued and Outstanding As of Record Date	A-1

Exhibit B - Form of New Subadvisory Agreement	B-1

Exhibit C - Other Mutual Funds Advised by BlackRock Advisors	C-1

Exhibit A
SHARES ISSUED AND OUTSTANDING AS OF RECORD DATE

		State of	Shares Outstanding
Fund Name	Fiscal Year End	Organization	as of Record Date

SunAmerica Focused Alpha Large-Cap Fund, Inc.	12/31	Maryland	9,655,235.6020

A-1

Exhibit B
FORM OF NEW SUBADVISORY AGREEMENT
          This SUBADVISORY AGREEMENT is dated as of September [      ], 2006 by and among SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC., a Maryland corporation (the “Fund” or the “Corporation”), AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and BLACKROCK ADVISORS, INC., a [Insert State] Corporation (the “Subadviser”).
WITNESSETH:
          WHEREAS, the Adviser and the Corporation, have entered into an Investment Advisory and Management Agreement dated as of September [      ], 2006 (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and
          WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “Act”), as a closed-end management investment company and may issue shares of common stock, par value $.001 per share; and
          WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
          WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation (the “Fund”), and the Subadviser is willing to furnish such services;
          NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
          1.      Duties of the Subadviser. (a)      The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of the Fund. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Corporation is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Fund set forth in the Corporation’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

          The Subadviser represents and warrants to the Adviser that it will manage the portion of the assets of the Fund in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 11(c) hereof, the Subadviser represents and warrants (1) that the Subadviser’s management of the portion of the assets of the Fund will be designed to achieve qualification by the Fund to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Fund assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) federal and state securities and commodities laws applicable to Subadviser’s portfolio management responsibilities; provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
          (b)      The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.
          2.      Portfolio Transactions. (a)      The Subadviser is responsible for decisions, and is hereby authorized, to buy or sell securities and other investments for the Fund, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused the Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to the Fund and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for the Fund. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to portfolio transactions as they may reasonably request, including but not limited to, reports prepared by independent third parties relating to the execution costs of such transactions. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.
          (b)      Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of the Fund with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution. Adviser acknowledges that Subadviser may be unable to fulfill the Adviser’s request for direction for a number of reasons, including, but not limited to: 1) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, etc; 2) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 3) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.
          (c)      The Subadviser is prohibited from consulting with another subadviser who is providing investment advice to the Fund concerning transactions for the Fund in securities or other assets. The Subadviser will provide investment advice solely with respect to the portion of assets managed by the Subadviser.
          3.      Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for the Fund listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
          4.      Other Services. At the request of the Corporation or the Adviser, the Subadviser in its discretion may make available to the Corporation office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser’s cost.
          5.      Reports. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.
          6.      Status of the Subadviser. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.
          7.      Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, whether or not related to the Corporation, to any employee or representative of AIG SunAmerica Capital Services, Inc. (“SACS”) or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser. Notwithstanding the foregoing, Subadviser may include the Adviser’s and Corporation’s names in its “client list” used in promotional materials with prior consent of the Adviser and/or Corporation.
          8.      Proxy Voting. The Fund has appointed Investor Responsibility Research Center as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Directors. With respect to certain vote items, the Fund may request guidance or a recommendation from the adviser, administrator or subadviser of the Fund. The Subadviser shall not have responsibilities in connection with proxy voting for the Fund unless it is affirmatively requested to make a proxy voting recommendation.
          9.      Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Fund that are required to be maintained by the Corporation pursuant to the requirements of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation will be provided promptly to the Corporation or the Adviser on request.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation’s auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.
          10.      Reference to the Subadviser. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.
          11.      Liability of the Subadviser. (a)      In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser’s providing services under this Agreement or the sale of securities of the Corporation.
          (b)      The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.
          (c)      The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or its shareholders for (i) any acts of the Adviser or any other subadviser to the Fund with respect to the portion of the assets of the Fund not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to the Fund, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the

Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of the Fund allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to the Fund and qualifications of the Fund as a regulated investment company under the Code) only with respect to the portion of assets of the Fund allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Corporation and any other subadviser with respect to the portion of the Fund’s assets not allocated to the Subadviser.
          12.      Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Fund, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Directors has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Corporation to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Fund and may include such total return in the calculation of composite performance information.
          13.      Permissible Interests. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.
          14.      Term of the Agreement. This Agreement shall continue in full force and effect with respect to the Fund until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Fund, voting separately from any other series of the Corporation.
          With respect to the Fund, this Agreement may be terminated at any time, without payment of a penalty by the Fund or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to the Fund, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Corporation. The addition of any additional investment series of the Corporation to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to the Fund subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
          This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.
          15.      Severability. This Agreement constitutes the entire Agreement between the parties hereto and all prior and contemporaneous conversations, agreements, understandings, representations, and negotiations with respect to the subject matter hereof are merged herein and superseded hereby. The parties intend and agree that if any portion of this Agreement is declared by any regulatory agency (through a formal or informal process), any court of competent jurisdiction, any statute, or any rule to be invalid, void, voidable or unenforceable, the remainder of the Agreement shall remain in full force and effect in every other respect. In particular, and not in limitation of the foregoing, the parties hereby agree that if any portion of the Agreement is declared unenforceable against the Fund, or against any party so long as the Fund is a party, then that portion of the Agreement, without further action by the parties, shall be deemed to have been reformed without the Fund as a party.
          16.      Amendments. No modification of any provision of this Agreement shall be valid unless in writing signed by all parties hereto in conformity with the requirements of the Act.
          17.      Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to the conflicts provisions thereof, and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
          18.      Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	BlackRock Advisors, Inc.

Attention:

Adviser:	AIG SunAmerica Asset Management Corp. Harborside Financial Center 3200 Plaza 5 Jersey City, New Jersey 07311-4992 Attention: Legal Department

Fund:	SunAmerica Focused Alpha Large-Cap Fund, Inc. c/o AIG SunAmerica Asset Management Corp. Harborside Financial Center 3200 Plaza 5 Jersey City, New Jersey 07311-4992 Attention: Legal Department

19.	Indemnity Agreement.
          (a)      The Fund, the Adviser, the Subadviser, and each other subadviser to the Fund have entered into a Purchase Agreement dated July 26, 2005, with Merrill Lynch & Co., and Merrill

Lynch, Pierce, Fenner & Smith, Incorporated and other co-managers and underwriters named in Schedule A (collectively, the “Underwriters”) to that agreement (the “Purchase Agreement”). Section 1(a) of the Purchase Agreement requires each of the Fund, the Adviser, the Subadviser, and each other subadviser to make stipulated representations and warranties jointly and severally to the Underwriters. Section 3 of the Purchase Agreement requires each of the Fund, the Adviser, the Subadviser, and each other subadviser to make jointly and severally stipulated covenants with the Underwriters on behalf of the Fund and others. Sections 1(e), 5(d), 5(j), 5(k), 8, and other provisions of the Purchase Agreement require each of the Fund, the Adviser, the Subadviser, and each other subadviser to provide officer’s certificates and other documents to the Underwriters relating to such representations, warranties, and covenants. Sections 4(b), 5(l), 6(a), 6(c), 6(e), 7, and 9(b) and other provisions of the Purchase Agreement require each of the Fund, the Adviser, the Subadviser, and each other subadviser to jointly and severally indemnify and hold harmless the Underwriters and others against all loss, liability, claim, damage or expense whatsoever on the terms and conditions contemplated by relevant provisions of Section 6, to otherwise make contribution to the Underwriters on the terms and conditions contemplated by Section 7, and to otherwise pay the expenses of the Underwriters if the Purchase Agreement is terminated under Section 5(l) or Section 9.
          (b)      The Fund and the Adviser acknowledge that the provisions of the Purchase Agreement (other than Section 1(d)) concern matters that ordinarily would not be within the knowledge or control of the Subadviser, and that such matters are instead within the exclusive knowledge and control of the Fund itself and of the Adviser. Therefore, the parties to this Agreement are establishing among themselves an equitable bearing of responsibility by the Fund and the Adviser for claims that the Underwriters or other persons might seek to bring against the Subadviser under Sections 1(a), 1(e), 3, 4(b), 5(d), 5(j), 5(k), 5(l), 6, 7, 8, and 9(b) of the Purchase Agreement or similar provisions of the Purchase Agreement, as follows.
          (c)      The Fund (to the fullest extent permitted by law) and the Adviser (without reservation) (together, the “Indemnifying Parties”) shall jointly and severally indemnify and hold harmless the Subadviser and its officers, directors, partners, agents, employees, controlling persons, shareholders, and any other person or entity affiliated with the Subadviser (separately an “Indemnified Party” and together the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, or expenses (including attorney’s fees) threatened to be or actually asserted against or incurred by each or all of the Indemnified Parties arising out of any claim brought by any of the Underwriters, any person who controls any Underwriter, or any other person who asserts rights under the Purchase Agreement, any current or former investor, self-regulatory organization, regulatory agency, or other governmental authority (separately or together, “Claim” or “Claims”) by reason of any of the following: (1) the representations and warranties and covenants made by the Subadviser pursuant to Sections 1(a), 1(e), 3, 5(d), 5(j), 5(k), and 8 of the Purchase Agreement and any similar provisions of the Purchase Agreement; (2) the indemnification and contribution provisions set forth in Sections 6 and 7 of the Purchase Agreement and any similar provisions of the Purchase Agreement; or (3) the expense reimbursement provisions set forth in Sections 4(b), 5(l), and 9(b) of the Purchase Agreement and any similar provisions of the Purchase Agreement. The parties agree that actual or constructive knowledge by an Indemnified Party of any fact alleged to have been misrepresented or omitted is not a defense against the obligation to indemnify the Indemnified Party under this Agreement.
          (d)      Each Indemnified Party shall give notice as promptly as reasonably practicable to each Indemnifying Party of any Claim in respect of which indemnity may be sought hereunder,

but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent that the Indemnifying Party is not materially prejudiced as a result thereof. An Indemnifying Party may recommend counsel to represent an Indemnified Party in connection with a Claim. The Indemnified Party may decline to be represented by the recommended counsel, and may instead select its own counsel to represent it with respect to a Claim. In no event shall the Indemnifying Parties be liable for fees and expenses of more than one counsel at any given time for each of the Indemnified Parties (in addition to any local counsel) in connection with any one action, or separate but similar or related actions in the same jurisdiction, arising out of the same general allegations or circumstances and in which a Claim has been made. No Indemnified Party shall settle or compromise or consent to the entry of any judgment with respect to any Claim asserted in any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Agreement, without the prior written consent of the Indemnifying Parties, which shall not be unreasonably withheld. The Indemnifying Parties shall promptly reimburse each of the Indemnified Parties for any and all costs and expenses of counsel and other costs, as and at the time when incurred, by each Indemnified Party in investigating, defending against, settling, paying judgments entered in response to, or otherwise responding to any Claim.
          (e)      Each of the Indemnified Parties and the Indemnifying Parties further agree that with respect to any Claim for which indemnification is sought hereunder, they will submit to the jurisdiction of the court or agency in which any action or investigation or proceeding asserting a Claim is pending, if so requested by either of the Indemnifying Parties or any of the Indemnified Parties. The Indemnified Parties and the Indemnifying Parties each further agree to cooperate in the defense of any Claim, action or proceeding in which any of them may seek indemnity, including the furnishing of witnesses and documents as requested by either of the Indemnifying Parties or any of the Indemnified Parties, and acknowledge that documents and witnesses subject to their custody and control may be required for responding to discovery requests, for the defense of actions and proceedings, and for purposes of settlement. The Indemnifying Parties shall promptly reimburse each Indemnified Party for any and all costs and expenses incurred by that Indemnified Party in undertaking such cooperation. Indemnification shall not be denied based on the failure of an Indemnified Party to produce any documents or witnesses whose production is not required under a proper application of the applicable rules of civil procedure and/or local court rules, including the rules on attorney-client privilege and attorney work product.
          (f)      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication or any other form of delivery providing a receipt. Notices to the Indemnifying Parties shall be directed, as appropriate, to the addresses listed in Section 18 above.
          (g)      This Agreement shall inure to the benefit of and be binding upon the Fund, the Adviser, the Subadviser and Indemnified Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other person, firm or corporation. No purchaser of securities of the Fund from any Underwriter shall be deemed to be a successor by reason of such purchase.

          (h)      Jurisdiction and venue of any dispute relating to this Agreement shall be limited to any court located in the County of New York.
          IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.

By:

Name:
Title:

BLACKROCK ADVISORS, INC.

By:

Name:
Title:

SUNAMERICA FOCUSED ALPHA LARGE-CAP FUND, INC.

By:

Name:
Title:

SCHEDULE A

Fee Rate (as a percentage of daily total
assets the Subadviser manages for the
Fund	Fund)

SunAmerica Focused Alpha Large-Cap Fund, Inc.	0.40% of total assets allocated to the subadviser

Exhibit C
OTHER FUNDS ADVISED BY BLACKROCK ADVISORS
          The following table lists certain information regarding funds for which BlackRock Advisors provides investment advisory services, other than the Fund that is addressed by this Proxy Statement, which have a similar investment objective as the Fund. All of the information below is given as of the end of the last fiscal year of each fund.

			Amount of
		Advisory Fee	Advisory Fee
		(as a percentage of	Waived and/or
		average daily net	Reimbursed by
Fund	Net Assets (S)	assets)(%)	the Adviser

Merrill Lynch Large-Cap Value Fund*	$1,534,564,682	0.50%	0

SunAmerica Focused Large-Cap Value Portfolio *	$169,242,317	0.39%**	0

*	For the fiscal year ended October 31, 2005.

**	Reflects the aggregate subadvisory fee. The Focused Large-Cap Value Portfolio has obtained exemptive relief from the SEC that permits the disclosure of only the aggregate fees paid to the subadvisers.

C-1

002CS-1185

Proxy — SunAmerica Focused Alpha Large-Cap Fund, Inc.

Meeting Details
Special Meeting of Shareholders — August 15, 2006
Time: 10:00 a.m. EST
AIG SunAmerica’s office (address below)
This Proxy is Solicited on Behalf of the Board of Directors.
I hereby appoint Gregory N. Bressler and Richard J. Barton, each with the power of substitution, as proxies for the undersigned to vote the shares of SunAmerica Focused Alpha Large-Cap Fund, Inc. (the “Fund”) as to which I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held on August 15, 2006, at 10:00 a.m. Eastern time, at the offices of the Fund, Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey, and any adjournments thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors in favor of approval of the Subadvisory Agreement among SunAmerica Focused Alpha Large-Cap Fund, Inc., AIG SunAmerica Asset Management Corp. and Black Advisors, Inc. or its successor.
YOUR VOTE IS IMPORTANT.
Please date and sign this proxy on the reverse side and return it promptly in the enclosed envelope.
(Continued and to be voted on reverse side.)

SunAmerica Focused Alpha
Large-Cap Fund, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card

A            Approval of Subadvisory Agreement
The Board of Directors of the Fund unanimously recommends a vote FOR the approval of the following proposal.

1.	The approval of the Subadvisory Agreement among SunAmerica Focused Alpha Large-Cap Fund, Inc., AIG SunAmerica Asset Management Corp. and Black Advisors, Inc. or its successor.

For	Against	Abstain
☐	☐	☐

B            Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. This proxy will not be voted unless dated and signed exactly as instructed.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)